Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Lars Johnson                          Corporate Investor Relations
          Chief Financial Officer               Becky Pendleton Reid
          425.339.5500                          206.762.0993
          www.cascadebank.com                   www.stockvalues.com
===============================================================================
                                  NEWS RELEASE

        CASCADE FINANCIAL REPORTS RECORD SECOND QUARTER WITH EPS UP 17%
                          YEAR-TO-DATE PROFITS RISE 21%
        ---------------------------------------------------------------
Everett, Washington-July 22, 2003 - Cascade Financial Corporation (NASDAQ:
CASB), parent company of Cascade Bank, today reported record profits for the second quarter and first half of 2003, propelled by strong growth in business loans and retail deposits. Second quarter profits increased 17% to $2.4 million, or $0.35 per diluted share, compared to $2.0 million, or $0.30 per diluted share, in the second quarter of 2002. For the first half of 2003, profits increased 21% to $4.7 million, or $0.69 per diluted share, compared to $3.9 million, or $0.59 per diluted share, in the six-month period ended June 30, 2002.

"Continuing success in building relationships with local businesses in both Snohomish and East King Counties has contributed to our eleventh consecutive record quarter," said Carol K. Nelson, President and CEO. "The 43% growth in our business loan portfolio, combined with a 22% increase in commercial real estate loans, provided a solid base of business for the quarter. In addition, we are honored that Washington CEO magazine named Cascade Bank as the number one medium size 'Best Companies to Work For' this year. Attracting and retaining exceptional people allows us to deliver on our promise of providing an exceptional customer experience, which supports Cascade's competitive advantage in the market."

Conference Call
---------------

The company will host a conference call on July 23, 2003 at 10:00 a.m. PDT (1:00 p.m. EDT). To access the call, please visit www.cascadebank.com.

Second Quarter Highlights
-------------------------
(comparison as of and for the quarters ended June 30, 2003 to June 30, 2002)

*Net income increased 17% to $2.4 million, with EPS up 17% to $0.35.
*Return on average assets grew to 1.14% from 1.06%.
*Net interest income increased 2% to $6.7 million, compared to $6.6 million. *Revenues increased 9% to $8.2 million from $7.5 million.
*Business loans grew 43% and now account for 32% of the loan portfolio, compared to 23%.
*Asset quality remained strong with nonperforming loans at 0.25% of total loans compared to 0.51%.
*Allowance for loan losses grew to 1.33% of total loans, compared to 1.17%. *Assets increased 11% to $856 million.

"We remain on target to achieve our financial growth objectives this year, despite the declining interest rate environment that is putting pressure on net interest margins throughout the industry. Our interest rate spread and margin have remained relatively stable ranging between 3.23% and 3.53% over the past seven quarters," said Nelson. Cascade's net interest margin was 3.32% for the second quarter of 2003 and 3.35% for the first half of 2003.

Operating Results
-----------------

Revenue growth was fueled primarily by gains from sale of loans and securities, bank owned life insurance and increased service fees, helping to offset the mild margin compression caused by loan refinancing and prepayments on investment securities. Revenues (net interest income before provision for loan losses plus noninterest income) grew

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Cascade Financial Reports Record 2Q03 Profits
July 22, 2003
Page Two

9% to $8.2 million for the second quarter of 2003 improved from $7.5 million for the same period of 2002. Revenues grew 11% to $16.5 million in the first half of 2003 compared to $14.9 million in the first half of 2002. Net interest income after loan loss provision grew 4% to $6.4 million for the second quarter of 2003 and increased 7% to $12.8 million for the first half of 2003.

Other operating income increased 62% to $1.5 million in the second quarter of 2003 from $893,000 in the second quarter of 2002. Other operating income grew
 64% to $3.1 million in the first half of 2003 compared to $1.9 million in the first half of 2002. Total gain on sale of securities and loans was $844,000, accounting for 11% of second quarter revenues, compared to $465,000, or 7% of total revenues in the second quarter a year ago. In the first half of 2003, gains on sales of loans and securities totaled $1.8 million, or 11% of first half revenues, compared to $616,000, or 4% of revenues in the first six months of 2002.

Second quarter operating expenses were $4.4 million, a 6% increase from the $4.1 million in the second quarter a year ago. First half operating expenses increased 11% to $9.0 million compared to $8.1 million for the first half of 2002. Prepayment fees on FHLB advances accounted for 6% of second quarter operating expense, and 8% of first half total operating expenses compared to 5% and 4% in the respective periods a year ago.

"With our continued success in generating deposits from customers, we have expanded our portfolio of investment securities and are retiring older, high-coupon Federal Home Loan Bank advances," said Lars Johnson, Chief Financial Officer. "As in past quarters, part of the prepayment costs associated with retirement of the FHLB advances have been offset by realizing some of the appreciation in our securities portfolio."

Cascade's second quarter 2003 efficiency ratio improved to 53.9% compared to 55.3% in the second quarter a year ago. The efficiency ratio was 54.5% year-to-date compared to 54.4% in the first six months of 2002. Return on average equity was 15.88% for the second quarter of 2003 and 16.02% year-to-date, compared to 15.95% and 15.65% for the respective periods in 2002. Return on assets rose to 1.14% in the second quarter of 2003 and 1.13% year-to-date, compared to 1.06% in the second quarter and 1.02% for the first six months of 2002.

Asset Management
----------------

Total assets increased 11% to $856 million at the end of the second quarter, compared to $770 million as of June 30, 2002. "Growth in business and real estate construction lending offset declines in residential loans, which are continuing to refinance at accelerated rates due to the unprecedented low interest rate environment," Nelson said. The following summary reflects Cascade's success in growing its business and construction loans and diversifying its loan portfolio:

($ in thousands)                         % of                    % of
Loan Portfolio             30-Jun-03   Portfolio   30-Jun-02   Portfolio
                           ---------------------------------------------
  Business                 $184,307       32%      $128,635       23%
  R/E construction           73,571       13%        81,910       14%
  Commercial real estate     75,661       13%        62,211       11%
  Home equity/consumer       39,271        7%        56,892       10%
  Residential               110,480       20%       134,027       24%
  Multifamily                86,074       15%       102,572       18%
                           ---------------------------------------------
  Total loans              $569,364      100%      $566,247      100%

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Cascade Financial Reports Record 2Q03 Profits
July 22, 2003
Page Three

Credit Quality
--------------

The bank's ratio of nonperforming loans to total loans was 0.25% and allowance for loan losses to total loans was 1.33% as of June 30, 2003. "Recovery of previously charged off loans this quarter resulted in net recoveries of $15,000 compared to net charge-offs of $302,000 for the same quarter in 2002," said Johnson. "The net recovery allowed us to increase our allowance for loan losses while taking a smaller provision for loan losses in the second quarter this year." The provision for loans loss totaled $300,000 in the second quarter of 2003 compared to $420,000 for the second quarter of 2002.

Liabilities and Capital Management
----------------------------------

Cascade's deposits increased 18% to $546 million from $464 million a year ago, with increases in all deposit categories, due to a heightened emphasis on generating core deposits and the strong sales and service culture in the branches. Federal Home Loan Bank advances declined 2% to $194 million at June 30, 2003 compared to $198 million a year ago.

Stockholders' equity was $61 million, or $9.29 per share in the second quarter, up 16% from $53 million, or $8.24 per share at June 30, 2002. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The corporation's capital/asset ratio (including trust preferred securities) at quarter-end was 8.28% compared to 8.13% a year ago.

On May 6, 2003, Cascade's shareholders approved a proposal to change the company's state of incorporation from Delaware to Washington. At the time of this change, all treasury stock was automatically canceled and returned to authorized but unissued shares. On June 25, 2003, the company announced its fourth cash dividend payment of $0.05 per share, which will be paid on July 24, 2003, to shareholders of record on July 10, 2003.

About Cascade Financial
-----------------------

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. The bank has been locally managed for more than 87 years and has an "Outstanding" Community Reinvestment Act rating for serving the credit needs of the local community. Cascade Bank operates 15 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue.

This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, impact of the current national and regional economic recession on small business loan demand in the Puget Sound area, loan delinquency rates, changes in portfolio composition, the bank's ability to attract quality commercial business, interest rate movements and the impact on margins such movement may cause, changes in the demographic make-up of the Company's market, fluctuation in demand for the Company's products and services, the Company's ability to attract and retain qualified people, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. When used in this release, the words "believe," "target" and "continue" are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

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Cascade Financial Reports Record 2Q03 Profits
July 22, 2003
Page Four

                 CASCADE FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS


INCOME STATEMENT                      Three Months Ended             Six Months Ended
($ in thousands, except                    June 30,                       June 30,
per share amounts)                      2003     2002                  2003     2002
(Unaudited)                           ------------------             ----------------
Interest income                 $   12,532  $   13,298    -6%   $   25,280  $   26,671    -5%
Interest expense                     5,821       6,719   -13%       11,839      13,637   -13%
                                 ---------   ---------           ---------   ---------
Net interest income                  6,711       6,579     2%       13,441      13,034     3%
Provision for loan losses              300         420   -29%          675       1,120   -40%
                                 ---------   ---------           ---------   ---------
Net interest income after
  provision for loan losses          6,411       6,159     4%       12,766      11,914     7%
Other income
  Gain on sale of loans                269         111   142%          474         229   107%
  Gain on sale of securities           575         354    62%        1,340         387   246%
  Service fees                         424         402     5%          849         804     6%
  Gain/(loss) on sale of real estate     7         (23)   n/m           48         353   -86%
  Bank owned life insurance            147           8    n/m          295          15    n/m
  Other                                 29          41   -29%           60          77   -22%
                                 ---------   ---------           ---------   ---------
Total other income                   1,451         893    62%        3,066       1,865    64%

Total income                         7,862       7,052    11%       15,832      13,779    15%

Compensation expense                 2,320       2,332    -1%        4,805       4,475     7%
Other operating expenses             1,802       1,582    14%        3,469       3,309     5%
FHLB prepayment fees                   276         220    25%          718         325   121%
                                 ---------   ---------           ---------   ---------
Total other expense                  4,398       4,134     6%        8,992       8,109    11%

Net income before tax                3,464       2,918    19%        6,840       5,670    21%
Income tax expense                   1,105         906    22%        2,177       1,810    20%
                                 ---------   ---------           ---------   ---------
Net income                      $    2,359  $    2,012    17%   $    4,663  $    3,860    21%
                                 =========   =========           =========   =========
EARNINGS PER SHARE INFORMATION
Earnings per share, basic       $     0.36        0.31    16%   $     0.72        0.61    18%
Earnings per share, diluted           0.35        0.30    17%         0.69        0.59    17%

Weighted average number of
 shares outstanding:
  Basic                          6,537,703   6,389,505     2%    6,517,818   6,340,834      3%
  Diluted                        6,709,111   6,619,322     1%    6,711,932   6,569,590      2%

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Cascade Financial Reports Record Second Quarter Profits
July 22, 2003
Page Five

                 CASCADE FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS
BALANCE SHEET                                                            Annual
($ in thousands)   (Unaudited)   06/30/03     12/31/02     06/30/02      Change
                                 --------     --------     --------     -------
Cash and due from banks          $ 10,436     $  9,640     $  8,476      23.1%
Interest bearing deposits           4,594       10,955       25,999     -82.3%
Securities held to maturity        83,512       49,078       10,120     725.2%
Securities available for sale     170,984      159,897      151,362      13.0%
Loans
  Business                        184,307      142,273      128,635      43.3%
  R/E construction                 73,571       84,229       81,910     -10.2%
  Commercial real estate           75,661       63,108       62,211      21.6%
  Home equity/consumer             39,271       49,331       56,892     -31.0%
  Residential                     110,480      122,561      134,027     -17.6%
  Multifamily                      86,074       94,245      102,572     -16.1%
                                  -------      -------      -------
  Total loans                     569,364      555,747      566,247       0.6%
  Deferred loan fees               (2,213)      (2,198)      (2,374)     -6.8%
  Allowance for loan losses        (7,576)      (6,872)      (6,650)     13.9%
                                  -------      -------      -------
Loans, net                        559,575      546,677      557,223       0.4%
Premises and equipment              8,797        9,261        8,426       4.4%
Bank owned life insurance          10,887       10,619           --
Other assets                        7,634        8,026        8,641     -11.7%
                                  -------      -------      -------
Total assets                     $856,419     $804,153     $770,247      11.2%
                                  =======      =======      =======
Deposits
  Checking accounts              $ 54,916     $ 54,570     $ 52,529       4.5%
  Savings and money market
   accounts                       128,163      113,951      120,616       6.3%
  Certificates of deposit         362,883      341,329      290,698      24.8%
                                  -------      -------      -------
Total deposits                    545,962      509,850      463,843      17.7%
FHLB advances                     194,000      197,500      197,500      -1.8%
Securities sold under agreement
   to repurchase                   34,057       20,569       38,132     -10.7%
Other liabilities                  11,456        9,594        8,149      40.6%
Trust preferred securities         10,000       10,000       10,000       0.0%
                                  -------      -------      -------
Total liabilities                 795,475      747,513      717,624      10.8%

Stockholders' equity
  Common stock and paid in
   capital                         11,729       11,548       11,110       5.6%
  Treasury stock                       --       (1,347)      (1,238)   -100.0%
  Retained earnings                48,217       45,438       41,873      15.2%
  Accumulated other
   comprehensive gain                 998        1,001          878      13.7%
                                  -------      -------      -------
Total stockholders' equity         60,944       56,640       52,623      15.8%
                                  -------      -------      -------
Total liabilities and equity     $856,419     $804,153     $770,247      11.2%
                                  =======      =======      =======


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

Cascade Financial Reports Record 2Q03 Profits
July 22, 2003
Page Six

CASCADE FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS

($ in thousands,                  Three Month Ended          Six Month Ended
except per share amounts)       06/30/03     06/30/02     06/30/03     06/30/02
(Unaudited)                     ---------------------     ---------------------
PERFORMANCE MEASURES
Return on Equity                 15.88%       15.95%       16.02%       15.65%
Return on Assets                  1.14%        1.06%        1.13%        1.02%
Efficiency Ratio                 53.88%       55.33%       54.47%       54.43%
Net Interest Margin               3.32%        3.53%        3.35%        3.50%

                                06/30/03     12/31/02     06/30/02
ADDITIONAL INFORMATON
Book value per common share   $   9.29         8.74         8.24
Capital/Asset Ratio
  (including TPS)                 8.28%        8.29%        8.13%
Average assets                $833,028     $803,382     $761,439
Average earning assets        $808,384     $783,950     $746,065
Average equity                $ 59,625     $ 55,313     $ 50,584
Cash dividends declared per
  common share                $   0.05     $   0.05     $     --

ASSET QUALITY

Nonperforming loans (NPLs)    $  1,427     $    956     $   2,908
Net loan charge-offs
  (recoveries)                $    (15)    $    387     $     302
Net charge-offs/total
  loans (%)                       0.00%        0.07%         0.05%
Nonperforming loans/total
  loans                           0.25%        0.17%         0.51%
Allowance for loan losses/
  nonperforming loans              531%         719%          228%
Allowance for loan losses/
  total loans                     1.33%        1.24%         1.17%
Nonperforming assets/
  total assets                    0.19%        0.18%         0.46%


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Note:  Transmitted on Business Wire on July 22, 2003 at 1:00 p.m.